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                                     EXHIBIT 3.1

                                       RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    STARTEK, INC.

    StarTek, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the corporation is StarTek, Inc. (the "Corporation"). The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1996.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended prior to the date hereof, and as amended from time to time hereafter, the "Delaware Act"), this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

    3. This Restated Certificate of Incorporation was duly adopted by unanimous written consents of the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the Delaware Act.

    4. The text of this Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:


                                      ARTICLE I
                                 NAME OF CORPORATION

    The name of the Corporation is StarTek, Inc.


                                      ARTICLE II
                                   REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.



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                                     ARTICLE III
                                       PURPOSE

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware Act. The Corporation shall have perpetual existence.


                                      ARTICLE IV
                                        STOCK

    A. AUTHORIZED STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000, of which 95,000,000 shares with $.01 per share par value are designated as common stock ("Common Stock") and 15,000,000 shares with $.01 per share par value are designated as preferred stock ("Preferred Stock").

    B. RIGHT TO DESIGNATE PREFERRED STOCK. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock as a class or in series and, by filing a certificate of designations pursuant to the Delaware Act setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include, but not be limited to, determination of the following:

         (1) the number of shares constituting any series and the distinctive designation of that series;

         (2) the dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

         (3) whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (4) whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;



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         (5)  whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (6) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of that class or of that series, and, if so, the terms and amount of such sinking fund;

         (7) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or of that series; and

         (8) any other powers, preferences, rights, qualifications, limitations and restrictions of the class or of any series.

    Except as otherwise expressly provided by law or expressly stated in the resolution or resolutions providing for the establishment of a class or series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation.


                                      ARTICLE V
                              BOARD OF DIRECTORS; BYLAWS

    All of the powers of the Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors is expressly authorized to adopt, alter, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal the Bylaws of the Corporation.


                                      ARTICLE VI
                                ELECTION OF DIRECTORS

    Election of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.



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                                     ARTICLE VII
                                LIABILITY OF DIRECTORS

    To the fullest extent permitted by the Delaware Act, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                                     ARTICLE VIII
                                   INDEMNIFICATION

    A. OFFICERS AND DIRECTORS. The Corporation shall indemnify all directors and officers of the Corporation, and shall advance expenses reasonably incurred by such directors and officers in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of the Delaware Act. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any acts or omissions occurring prior to the time of such repeal or modification.

    B. EMPLOYEES AND AGENTS. The Corporation may, by written agreement, indemnify any person who is an employee or agent of the Corporation, and may advance expenses reasonably incurred by such employee or agent of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with Section 145 of the Delaware Act. Any repeal or modification of the provisions of this Article VIII after the effective date of any such written agreement shall not adversely affect any right or protection of a person under such written agreement.


                                      ARTICLE IX
                               DISSOLUTION; LIQUIDATION

    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of



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the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Michael W. Morgan, its authorized officer, this 27th day of January, 1997.


                                       STARTEK, INC.



                                       By: /s/ Michael W. Morgan
                                           ------------------------------------
                                           Michael W. Morgan
                                           President and Chief Executive
                                           Officer











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